Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

                This REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made and entered into as of October 1, 2007, between MPC CORPORATION, a Colorado corporation (“Company”), and GATEWAY, INC., a Delaware corporation (“Gateway”).

RECITALS

WHEREAS, in connection with that certain Asset Purchase Agreement by and among the Company, MPC-Pro, LLC, a Delaware limited liability company, Gateway, Inc., a Delaware corporation, and Gateway Technologies, Inc., a Delaware corporation, dated as of September 4, 2007 (the “Purchase Agreement”), Gateway has agreed to receive from the Company, and the Company has agreed to issue to Gateway, shares of the Company’s Common Stock and shares of the Company’s Series B Preferred Stock, on the terms and conditions set forth in Purchase Agreement.

WHEREAS, the Purchase Agreement provides that Gateway shall be granted specified registration rights, as more fully set forth herein, including certain piggyback registration rights, with respect to shares of the Company’s Common stock, all as more fully set forth herein.

AGREEMENT

The Company and Gateway hereby agree as follows:

                1.             Definitions

                As used in this Agreement, the following terms shall have the following meanings (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement).

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Common Stock” shall mean the common stock of the Company, no par value.

“Conversion Stock” shall mean the shares of the Company’s Common Stock issued or issuable pursuant to conversion of the Gateway Preferred, and shall include any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of any such shares of the Company’s Common Stock or any shares of the Gateway Preferred, including, without limitation, in connection with any stock split, stock dividend, recapitalization or similar event.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

“Form S-3”  shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Gateway Common” shall mean the Company’s Common Stock issued by the Company to Gateway in connection with the transactions contemplated by the Purchase Agreement, and shall include any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of any such shares of the Company’s Common Stock.

“Gateway Preferred” shall mean the Company’s Series B Preferred Stock issued by the Company to Gateway in connection with the transactions contemplated by the Purchase Agreement, and shall include any shares of Series B Preferred Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of any such shares of the Company’s Series B Preferred Stock.

“Holder” shall mean Gateway or any Person owning of record Registrable Securities, and shall include any Permitted Transferees of Registrable Securities.

“Permitted Transferee” shall mean any holder of Registrable Securities, other than any such holder that receives such Registrable Securities in violation of the transfer restrictions set forth in the Lock-Up Agreement.

“Registration.”  The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” shall mean all of the shares of the Gateway Common and the Conversion Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any Registrable Securities with respect to which the Holders are no longer entitled to registration rights pursuant to this Agreement. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale by the Holders of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (x) such securities have been sold under circumstances in which all of the applicable conditions to Rule 144 (or any successor provision) under the Securities Act are met, or (y) such securities have ceased to be outstanding.

“Registrable Securities Then Outstanding” shall mean the number of shares of Gateway Common which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the exercise or conversion of then outstanding and then exercisable and qualifying options, warrants or convertible securities.

“Registration Statements” shall mean the registration statements required to be filed hereunder including in each case the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

2.             Demand Registration.

(a)           Request by Holders.  At any time after expiration of the Restriction Period as set forth in the Lock-Up Agreement, if the Company shall receive a written request from the Holders of at least forty percent (40%) of the Registrable Securities Then Outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2, then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must equal or exceed twenty-five (25%) of the total number of shares of the Company’s Common Stock and the Gateway Preferred issued to Gateway at the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement, treating the Gateway Preferred for such purpose as if it had been converted to Common Stock in accordance with the terms thereof, and in each case as adjusted for stock splits, stock combinations, stock dividends and the like.

(b)           Underwriting.  If the Holders initiating the registration request under this Section 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in subsection 2(a).  In such event, the right of any Holder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in reasonable and customary form with the managing underwriter or underwriters selected for such underwriting by the Company.  The Company shall not be required to include any securities of any Holder in such underwriting unless such Holder accepts reasonable and customary terms for the underwriting as agreed upon between the Company and the underwriters selected by the Company and enters into an underwriting agreement in reasonable and customary form with the underwriter or underwriters selected by the Company.  Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Maximum Number of Demand Registrations.  The Company is obligated to effect only two (2) such registration pursuant to this Section 2; provided, however, that a registration shall not be deemed to have occurred pursuant to this Section 2 unless both:

1.             the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder), provided that, notwithstanding the foregoing, a registration shall not be deemed to have occurred pursuant to this Section 2 if, after the registration statement relating thereto becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and (2) less than 50% of the Registrable Securities included in such registration statement have been sold thereunder; and

2.             the amount of Registrable Securities included in the registration statement relating thereto at the time of effectiveness is at least 50% of the Registrable Securities of the Holders sought to be included in such registration, taking account of any limitation on the number of Registrable Securities that may be included in such registration pursuant to Section 2(b) above.

(d)           Deferral; Postponements; Suspensions.

1.             If at the time of any request to register Registrable Securities pursuant to this Section 2 the Company is engaged or has fixed plans to engage within ninety (90) days of the time of the request in a registered public offering as to which the Holders may include Registrable Securities under this Agreement, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the earlier of the effective date of such offering or the date of commencement of such other material activity, provided that in no event shall such right to delay a request to be exercised by the Company more than once in any one-year period.

2.             If the Board of Directors of the Company, in its good faith and reasonable judgment, determines that any registration under the Securities Act of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporation reorganization, merger, or other transaction involving the Company or any of its subsidiaries (a “Valid Business Reason”), (i) the Company may postpone filing a Registration Statement until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (ii) in case a Registration Statement has been filed, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days (the “Postponement Period”); provided, however, that in no event shall the Company be permitted to postpone filing, amending or supplementing a Registration Statement within sixty (60) days after the expiration of any Postponement Period.

Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

(e)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the selling Holders, which shall not be counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any demand registration proceeding begun pursuant to this Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered unless, at the time of such withdrawal, the withdrawing Holders have learned of a material adverse change in the condition or business of the Company from that known to such Holders at the time of their registration request.

3.             Piggyback Registrations.

(a)           The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement, at any time after the expiration of the Restriction Period as set forth in the Lock-Up Agreement, under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration required of Company under this Agreement or to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities,) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)           Underwriting.  If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in reasonable and customary form with the managing underwriter or underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second to Holders requesting inclusion of Registrable Securities in such registration statement on a pro rata basis based on the number of such Registrable Securities each such Holder has requested to be included in the registration, and third, to each of the Holders of Excluded Shares on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the shares included in the registration, except for a registration relating to the Company’s initial public offering, from which all Registrable Securities may be excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 6.1 hereof, to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 3, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the selling Holders, which shall not be counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 3 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

4.             Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.   Following a demand registration request under Section 2 hereof, the Company shall, as expeditiously as possible use its reasonable best efforts to effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities that the Company has been so requested to register, for distribution in accordance with such intended method of distribution.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)           Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

(f)            Furnish to each registering Holder and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Holders or the managing underwriter therefor reasonably requests.

(g)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)           Cause all such Registrable Securities registered pursuant to this Section to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

(i)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j)            Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection by any Holder and any underwriter participating in such registration, and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibilities, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential.  Each Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(k)           Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this Section covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus in order to, in the good faith and reasonable judgment of the Board of Directors of the Company, prevent premature disclosure of any material non-public information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension only once in any 12-month period and for a period not to exceed 90 days, and provided, however, further that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).  From and after the date of a notice of suspension under this paragraph, each Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 90th day following the giving of the notice of suspension.  In the event of the suspension of effectiveness of any registration statement pursuant to this paragraph, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

5.             Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 or 3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of their Registrable Securities.

6.             Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

7.             Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2 or 3:

(a)           By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (the “Violations”):

1.             any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

2.             the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

3.             any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

(b)           The Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.  Notwithstanding the foregoing sentence, if at any time a Holder, partner, officer or director, underwriter or controlling person shall have requested that the Company reimburse such person for legal or other expenses reasonably incurred, the Company shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of such request and (ii) the Company shall not have reimbursed the indemnified person in accordance with such request prior to the date of such settlement.

(c)           By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration.  Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred, provided, however, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(d)           Notice.  Promptly after receipt by an indemnified party under this Section  7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section  7, deliver to the indemnifying party a written notice of the commencement thereof.  The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

(e)           Contribution.  If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)            Conflict with Underwriting Agreement.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(g)           Survival.  The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

8.             Miscellaneous

8.1          Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           Use reasonable, diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)           So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

8.2          Termination of the Company’s Obligations.  This Agreement shall terminate at such time as there are no Registrable Securities outstanding.

8.3          Assignment.  Notwithstanding anything herein to the contrary, the registration rights of a Holder may be assigned only to a party (i) who acquires shares of Gateway Common, Gateway Preferred and/or Conversion Stock equal to twenty-five (25%) of the total number of shares of the Gateway Common and the Gateway Preferred issued to Gateway at the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement, treating the Gateway Preferred for such purpose as if it had been converted to Common Stock in accordance with the terms thereof, and in each case as adjusted for stock splits, stock combinations, stock dividends and the like, or (ii) who is an affiliate, subsidiary, parent or partner of a Holder; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 8.3.

8.4          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders holding at least 51% of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

8.5          Prior Registration Rights Agreements.  This Agreement, and the registration rights granted to Holder, shall be subject to any limitations and conditions set forth in registration rights agreements entered into by the Company prior to the date hereof.

8.6          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

8.7          Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.8          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

8.9          Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

8.10        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.11        Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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                IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MPC CORPORATION		GATEWAY CORPORATION

By:	/s/ Curtis Akey	By:	/s/ John Goldsberry
Name: Curtis Akey		Name: John Goldsberry
Title: Chief Financial Officer, Secretary		Title: SVP & CFO

[SIGNATURE PAGE OF HOLDERS FOLLOWS]